SUBSCRIPTION AGREEMENT

THIS AGREEMENT PERTAINS TO SECURITIES THAT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY U.S. STATE SECURITIES LAW. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND ALL APPLICABLE U.S. STATE SECURITIES LAWS OR ARE EXEMPT THEREFROM.

Fan Energy Inc.
1801 Broadway, Suite 720
Denver, Colorado 80202

Gentlemen:

        This letter confirms the subscription of the undersigned (“Subscriber”), together with each of the other persons identified on Exhibit A attached hereto and incorporated herein by this reference (“Other Subscribers”), to purchase, collectively, from Fan Energy Inc. (“Company”), 3,250,000 shares of the Company’s $0.001 par value common stock at a purchase price of $0.20 per share for a total purchase price by Subscriber and the Other Subscribers of $650,000. The number of shares to be purchased and total purchase price to be paid by Subscriber and each of the Other Subscribers is set forth on Exhibit A.

        The Subscriber hereby subscribes to purchase the number of shares of common stock (the “Shares”) of the Company set forth for Subscriber on Exhibit A, and hereby agrees to pay the full subscription price of $0.20 per share as set forth in this Subscription Agreement. The sale of Shares under this Subscription Agreement is made subject to the terms, acknowledgments, representations and conditions made by the Subscriber or the Company set forth below.

        1. Purchase Price and Payment of Purchase Price.

        1.1. Purchase Price. As full consideration for the sale of the Shares to Subscriber, Subscriber shall pay to the Company to amount set forth for Subscriber on Exhibit A to purchase the number of Shares referenced. Such amounts shall sometimes be referred to herein as the "Purchase Price."

        1.2. Payment of Purchase Price. The Purchase Price shall be paid as follows:

(a) Subscriber's check in the amount of $50,000.00, receipt of which is acknowledged by the Company; and

(b) Subscriber’s promissory note (a “Subscriber’s Note”) in the amount of $600,000, due and payable one-third on February 19, 2001, one-third on April 3, 2001 and the balance on May 16, 2001. The Subscriber’s Note shall be in the form of Exhibit B to this Subscription Agreement.

        2. Investment Representations. Subscriber acknowledges, agrees and represents to the Company, its Officers and Directors, as follows:

        2.1. Other Information Furnished. Subscriber acknowledges that he or she has had access to all available material and relevant information concerning the Company, its management, its existing business and financial information. Such information includes:

(a) The Company's most recent Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

(b) The Prospectus of the Company dated June 20, 2000; and

(c) The Company's Form 10-QSB for the quarter ended September 30, 2000.

In addition, Subscriber acknowledges that he has full information and acknowledgment of a planned transaction pursuant to which the Company shall acquire approximately $3.5 million of assets which are intended to be used by the Company following the acquisition to manufacture, market and sell computer floppy disks. As a result of the planned transaction, of which this Subscription Agreement is a part, it is intended that control of the Company will be changed, the business of the Company will be modified substantially and the future prospects of the business will depend entirely upon any business success which the Company has in the new business. As a result of the above information, the Subscriber has received all disclosure of the intended business and other details of Subscriber’s investment such that Subscriber is able to make an informed investment decision regarding the subscription to purchase the Shares. All data or information requested by Subscriber from the Company or any of its officers concerning the Company and John Shebanow, and concerning the planned acquisition by the Company, has been furnished to Subscriber. Subscriber has had an opportunity to ask questions of, and to receive answers to and obtain additional information from, the representatives of the Company and others who will be its officers following this investment concerning the past and planned future business and financial affairs of the Company, to the extent that such information is possessed or could be acquired without unreasonable effort or expense.

         2.2. Purchase for Investment. Subscriber acknowledges that he or she is the sole party in interest in making this purchase; that the Shares being acquired herein are being acquired for his or her own account (or if a fiduciary, for the account of a single principal), for investment purposes and not with a view to, or for the purpose of, resale or distribution and no other person has a direct or indirect beneficial interest in the Shares being purchased.

         2.3. Ability to Bear Risk. Subscriber is a person or entity that is able to bear the economic risk of an investment in the securities of the Company. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the subscription for Shares of the Company described in this Agreement and Subscriber does not anticipate that Subscriber will need the funds being invested in the Company to maintain Subscriber’s present standard of living for the foreseeable future. In making this statement, the Subscriber has considered whether he or she could afford to hold the securities subscribed for an indefinite period and whether, at this time, he or she could afford a complete loss. The Shares being purchased will not be transferable except in compliance with requirements set out in this Subscription Agreement.

         2.4. Other Acknowledgments. Subscriber acknowledges, agrees and represents to the Company, its officers and directors, as follows:

(a) Status of Subscriber. Subscriber is either an Accredited Investor as defined in Regulation D adopted by the United States Securities and Exchange Commission, as set forth below [check each applicable item] or a nonaccredited investor, as set forth below [again, check each applicable item and complete missing information]:

An Accredited Investor as defined in Regulation D adopted by the United States Securities and Exchange Commission because one or more of the following applies to Subscriber:

 Initial if checked	(i) Together with his or her spouse has a net worth, inclusive of home, furnishings and automobiles, of at least $1,000,000; or

 Initial if checked	(ii) Subscriber has an annual income during the last two years, and anticipates the same for the current year, of at least $200,000 (or $300,000 together with spouse); or

 Initial if checked	(iii) Subscriber is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

 Initial if checked	(iv) Subscriber is a trustee for a trust that is revocable by the grantor at any time (including and IRA) and the grantor qualifies under either (i) or (ii) above; or

J.J.S.  Initial if checked	(v) Subscriber is an entity, all of the beneficial owners of which qualify as Accredited Investors as defined herein [describe entity and name all beneficial owners: ___________________________________________________________]

J.J.S.  Initial if checked	(vi) Subscriber is an entity with total assets in excess of $5,000,000 which was not formed for the specific purposes of investing in the Shares and which is one of the following types of entities: corporation, partnership, business trust or tax exempt organization described in Section 501(c)(3) of the Code. [describe entity] Limited Liability Company .

         Nonaccredited Investor:

If investor is not an Accredited Investor as described above you are not qualified to purchase shares in the offering described in this Subscription Agreement.

         3. Restricted Securities. The Subscription to purchase Shares is made without registration under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption from the registration requirements of the Act. Sale of the Shares is also intended to be exempt from registration or qualification requirements under applicable state laws. The Subscriber acknowledges the following restrictions applicable to the Shares being purchased pursuant to this Subscription Agreement:

        3.1. Subscriber understands (i) that an investment in the Shares is illiquid and there is not now and will probably never be a trading market in the Shares; (ii) he or she cannot sell or otherwise transfer the Shares unless and until the securities have been registered under the Act and any applicable state securities laws or unless exemptions from such registration requirements are available to the reasonable satisfaction of the Company; (iii) the following restrictive legend will be placed on certificates evidencing the Shares:

“The securities represented by this certificate may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (“the Act”), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.”

(iv) that the Shares are restricted securities as that term is defined under the Act and Subscriber will not sell such securities without compliance with the terms of the Act and any applicable state securities laws; and (v) that the Subscriber has no right to require the Company to register the securities under federal or state securities laws at any time or to join any future registration thereof.

        3.2. Subscriber acknowledges that no general solicitation or general advertising (including communications published in a newspaper, newsletter, magazine or other broadcast) has been received by Subscriber and that no public solicitation or advertisement with respect to the offering or sale of the Shares has been made to Subscriber.

        3.3. The Company will pay no commissions or similar remuneration directly or indirectly to any person for soliciting or assisting in effecting this subscription.

         4. Confidential Information. Subscriber acknowledges that the information and data received from the Company is confidential and intended to be proprietary. The Company could sustain irreparable injury and its potential competitors could gain an unwarranted advantage should such information become available to others. Accordingly, Subscriber agrees that all information furnished to Subscriber by the Company, and any other information provided to the Subscriber marked Confidential, shall not be copied for any purpose, shall be returned to the Company upon the Company’s written request therefor, shall not be furnished to others without the prior written consent of the Company, and shall be maintained in a confidential manner by the Subscriber. Subscriber further agrees that any threatened or actual violation of his or her agreements relating to such confidential information, or other materials, may be enjoined in an appropriate legal proceeding instituted by the Company or may be subject to a suit for damages by the Company.

         5. Option to Purchase Additional Securities. Each of Subscriber and the Other Subscribers shall have an option, exercisable individually by the option holder at any time for 150 days from the date of this subscription, to purchase an amount of common stock of the Company determined by multiplying one-half of the amount of subscription from Exhibit A times the option exercise price, which shall be the higher of (i) $0.20 per share, or (ii) the average of the reported closing bid price for the Company’s common stock for the 20 trading days ending the day before the option is exercised. Upon exercise the total exercise price shall be paid in full. The option may not be exercised at any time when any portion of Subscriber’s Subscription Note remains unpaid.

         6. Subscription Irrevocable by Subscriber. The Company reserves the right to reject, reduce or allot this subscription. However, this subscription is irrevocable by the Subscriber.

SIGNATURE PAGE

FAN ENERGY INC.

SUBSCRIPTION AGREEMENT

        This subscription is subject to acceptance by FAN ENERGY INC. and is irrevocable by Subscriber.

Dated this 5th day of January 2001.

APG Associates, LLC ("Subscriber")                         Number of Shares: 3,250,000
3550 Barron Way, Suite 11B                                         Total Purchase Price$ 0.20 per share:
Reno, Nevada 89511

Telephone No.: (775) 826-8280

Signature:  /s/ John James Shebanow
        John James Shebanow, Managing Member

Agreed to and accepted:

FAN ENERGY INC.

By  /s/ W. Grafham
       Authorized Officer

Date Accepted: January 5, 2001.

EXHIBIT A

Name and Address of           Amount of                Dollar Amount of      Number of
   Subscriber               Subscription   Cash Paid   Subscription Notes      Shares
--------------------------------------------------------------------------------------

APG Associates, LLC            $  650,000    $ 50,000      $  600,000        3,250,000
3550 Barron Way, Suite 11B
Reno, Nevada 89511
                                ------------------------------------------------------
                                Total                                       $  650,000

EXHIBIT B

Promissory Note

SECURED INSTALLMENT PROMISSORY NOTE

        FOR VALUE RECEIVED, the undersigned, hereafter the “Maker,” hereby promises to pay to the order of Fan Energy Inc., a Nevada corporation (“Payee”), the sum of the principal amount stated below (“Principal Amount”), together with simple interest at a rate of 5.5% per annum on the unpaid principal balance, payable in arrears, commencing with the first of three monthly payments described below. The principal balance of this Note shall be payable in three equal monthly installments described below. All principal and all accrued interest hereon shall be due and payable on the date of the final installment.

        This Note is given by Maker as partial consideration for the purchase by Maker of the number of shares of $0.001 par value common stock of Payee described below (the “Shares”). Maker agrees that Payee shall hold certificates representing the Shares until such time as this Note and all accrued interest has been paid in full and that if this Note is not paid when due or is otherwise in default, Payee shall have the right, at its sole election, to cancel the issuance of all or any portion of the Shares which have not been paid in full at a purchase of $0.20 per share at the time of default or nonpayment.

        This Note is delivered pursuant to a Subscription Agreement pursuant to which Maker agreed to purchase the Shares from the Payee, and this Note is subject to the terms and conditions thereof. This Note and any accrued unpaid interest may be prepaid in full by Maker without penalty at any time.

        Maker, any endorsers and other persons liable for the payment for this Note, expressly grant to Payee the right to release or to agree not to sue any other person, or to suspend the right to enforce this Note against any such person or to otherwise discharge such person; and each Maker, endorser or other person liable hereunder agrees that the exercise of such rights by the Payee will have no effect upon the liability of any other person liable hereunder. Maker, any endorser and any other person liable hereunder, waives delinquency in collection, demand for payment, presentment for payment, protest, notice of protest, notice of dishonor and all duty or obligation of Payee to effect, protect, perfect, retain or enforce any security or payment of this Note or to proceed against any collateral before otherwise enforcing this Note. Maker, any endorser and any other person liable hereunder expressly agree that this Note and any payment hereunder may be extended from time to time by Payee without in any way affecting the liability of the Maker, any endorser or any other person liable hereunder. Maker represents and warrants to Payee that this Note is binding upon the undersigned Maker in accordance with its terms. This Note shall be deemed to have been executed and delivered in Reno, Nevada, and its terms and provisions shall be governed by the laws of the state of Nevada. The following information is intended by the undersigned Maker to be a part of the terms of this Note:

Promissory Note Page 2

         Principal Amount:                                                                $ 600,000

        Date of Note:                                                                         January 5, 2001

        Number of Shares Purchased:                                           3,250,000

        Number of Shares Liened Hereunder:                              3,000,000

        Name and Address of Maker:                                           APG Associates, LLC
                                                                                                       3550 Barron Way, Suite 11B
                                                                                                       Reno, Nevada 89511

        Amount of Each Monthly Installment:                            $ 200,000

        Due Date of First Installment:                                           February 19, 2001

        Due Date of Second Installment:                                      April 3, 2001

        Due Date of Final Installment:                                           May 16, 2001

        Signature of Maker:                                                                /s/ John James Shebanow
                                                                                                       APG Associates, LLC
                                                                                                       John James Shebanow
                                                                                                       Managing Member

Approved and Accepted:

FAN ENERGY INC.

By     /s/ W. Grafham
       Authorized Officer